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TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SkyWest, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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SkyWest, Inc.

444 South River Road    •    St. George, UT 84790

March 20, 2008

Dear Shareholder:

        You are invited to attend the Annual Meeting of Shareholders of SkyWest, Inc. The Annual Meeting will be held at 11:00 a.m., MDT, Tuesday, May 6, 2008, at our headquarters located at 444 South River Road, St. George, Utah.

        The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the items to be considered and acted upon by the shareholders.

        Your vote is very important. Whether you plan to attend the Annual Meeting or not, we urge you to vote your shares as soon as possible. This will ensure representation of your shares at the Annual Meeting if you are unable to attend.

        We are pleased to take advantage of new U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of this proxy statement and our 2007 Annual Report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including the accompanying Proxy Statement, our 2007 Annual Report and a form of proxy card or voting instruction card. All shareholders who do not receive a Notice will receive a paper copy of the proxy materials by mail. We believe this new process will allow us to provide our shareholders with the information they need in a more efficient manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

        We look forward to seeing you at the Annual Meeting.

Sincerely,

Jerry C. Atkin
 Chairman and Chief Executive Officer

SkyWest, Inc.

444 South River Road    •    St. George, UT 84790

Notice of the Annual Meeting of Shareholders
of SkyWest, Inc.

Date: Tuesday, May 6, 2008
Time: 11:00 a.m., Mountain Daylight Time (MDT)
Place: SkyWest, Inc. Headquarters 444 South River Road St. George, UT 84790
Purposes:	1.	To elect nine directors to serve on the Board of Directors until the next Annual Meeting of the Company's shareholders;
	2.	To ratify the appointment of Ernst & Young, LLP to serve as the Company's independent registered public accounting firm (independent auditors) for the year ending December 31, 2008; and
	3.	To transact such other business that may properly come before the Annual Meeting and any additional adjournments.
Who Can Vote:	Shareholders at the close of business on March 12, 2008.
How You Can Vote:
Shareholders may vote electronically over the Internet, or by telephone, or may request a complete set of traditional proxy materials and vote their proxy by mail. Shareholders may also vote in person at the Annual Meeting.

By Authorization of the Board of Directors

Eric D. Christensen
 Vice President Planning, Corporate Secretary

March 20, 2008

Proxy Statement for the

Annual Meeting of Shareholders of

SKYWEST, INC.

To Be Held on Tuesday, May 6, 2008

i

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
OF
SKYWEST, INC.
TUESDAY, MAY 6, 2008

Solicitation

        This Proxy Statement, the accompanying notice of annual meeting, proxy card and the Annual Report to Shareholders of SkyWest, Inc. (the "Company" or "SkyWest") are being mailed on or about March 20, 2008. The Board of Directors (the "Board") of the Company is soliciting your proxy to vote your shares at the Annual Meeting of Shareholders (the "Meeting"). The Board is soliciting your proxy and to give all shareholders of record the opportunity to vote on matters that will be presented at the Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.

What is a proxy?

        A proxy is your legal designation of another person to vote on your behalf. You are giving the individuals appointed by the Board as proxies (Jerry C. Atkin, Bradford R. Rich and Eric D. Christensen) the authority to vote your shares in the manner you indicate.

Why did I receive more than one notice?

        You may receive multiple notices if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in "street name"), you will receive your notice or other voting information from your broker. In any case, you should vote for each notice you receive.

Voting Information

Who is qualified to vote?

        You are qualified to receive notice of and to vote at the Meeting if you own shares of common stock of SkyWest, Inc. (the "Common Stock") at the close of business on the record date of Monday, March 12, 2008.

How many shares of Common Stock may vote at the Meeting?

        As of March 12, 2008, there were 59,009,215 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter presented.

What is the difference between a "shareholder of record" and a "street name" holder?

        If your shares are registered directly in your name with Zion's First National Bank, the Company's transfer agent, you are a "shareholder of record." If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a "street name" holder.

How can I vote at the Meeting?

        You may vote in person by attending the Annual Meeting. You may also vote electronically over the Internet, or by telephone, or you may request a complete set of traditional proxy materials and vote your proxy by mail. To vote your proxy using the Internet or telephone, see the instructions on the proxy form and have the proxy form available when you access the Internet website or place your telephone call. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card.

What are the Board's recommendations on how I should vote my shares?

        The Board recommends that you vote your shares as follows:

Proposal 1	—	FOR the election of all nine nominees for director with terms expiring at the next Annual Meeting of the Company's Shareholders.
Proposal 2	—	FOR the ratification of the appointment of Ernst & Young, LLP as the Company's independent registered public accounting firm (independent auditors) for the year ending December 31, 2008.

What are my choices when voting?

Proposal 1	—	You may cast your vote in favor of up to nine individual directors. You may vote for less than nine directors if you choose. You may also abstain from voting.
Proposal 2	—	You may cast your vote in favor of or against the proposal, or you may elect to abstain from voting.

How would my shares be voted if I do not specify how they should be voted?

        If you vote without indicating how you want your shares to be voted, the proxies appointed by the Board will vote your shares as follows:

Proposal 1	—	FOR the election of all nine nominees for director with terms expiring at the next annual meeting of the Company's shareholders.
Proposal 2	—	FOR the ratification of the appointment of Ernst & Young, LLP as the Company's independent registered public accounting firm (independent auditors) for the year ending December 31, 2008.

How are withheld votes, abstentions and broker non-votes treated?

        Withheld votes, abstentions and broker non-votes are deemed as "present" at the Annual Meeting, and are counted for quorum purposes only.

Can I change my vote?

        You may revoke your proxy before the time of voting at the meeting in any of the following ways:

  •
  by mailing a revised proxy to the Secretary of the Company;

  •
  by changing your vote on the Internet website;

  •
  by using the telephone voting procedures

  •
  by voting in person at the Annual Meeting

What vote is required to approve each proposal?

        Proposal 1 provides that the nine nominees with the most votes will be elected as directors of the Company.

        Proposal 2 requires the affirmative vote of a majority of those shareholders present in person or represented by proxy and entitled to vote at the Annual Meeting.

Who will count the votes?

        Representatives from Zion's First National Bank, the Company's transfer agent, or other individuals designated by the Board, will count the votes and serve as inspectors of election. The inspectors of election will be present at the Annual Meeting.

Who pays the cost of this proxy solicitation?

        The Company pays the costs of soliciting proxies. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of the Common Stock.

Is this Proxy Statement the only way that proxies are being solicited?

        Yes. We have not employed any other methods of solicitation.

How are proxy materials being delivered?

        We are pleased to take advantage of new U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of this proxy statement and our 2007 Annual Report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including the accompanying Proxy Statement, our 2007 Annual Report and a form of proxy card or voting instruction card. All shareholders who do not receive a Notice will receive a paper copy of the proxy materials by mail. We believe this new process will allow us to provide our shareholders with the information they need in a more efficient manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

PROPOSAL 1

Election of Directors

Composition of the Board

        The full Board currently consists of nine directors. All directors serve a one-year term and are subject to re-election each year.

The current composition of the Board is:

  •
  Jerry C. Atkin, Chairman

  •
  W. Steve Albrecht

  •
  J. Ralph Atkin

  •
  Margaret S. Billson

  •
  Ian M. Cumming

  •
  Henry J. Eyring

  •
  Steven F. Udvar-Hazy

  •
  Robert G. Sarver

  •
  James L. Welch

The Board Recommends That Shareholders Vote FOR All Nine Nominees Listed Below.

Nominees for Election as Directors:

Jerry C. Atkin
Age:	59
Director Since:	1974
Committees:	None
Principal Occupation:	Chairman and Chief Executive Officer of the Company and its two operating subsidiaries, SkyWest Airlines, Inc. ("SkyWest Airlines") and Atlantic Southeast Airlines, Inc. ("ASA").
Experience:
Mr. Atkin joined the Company in July 1974 as a director and the Company's Director of Finance. In 1975, he assumed the office of President and Chief Executive Officer and was elected Chairman in 1991. Prior to joining the Company, Mr. Atkin was employed by a public accounting firm and is a certified public accountant.
Other Directorships:	Mr. Atkin currently serves as a director of Zion's Bancorporation, a regional bank holding company based in Salt Lake City, Utah.

W. Steve Albrecht
Age:	61
Director Since:	2003
Committees:	Chairman of Audit and Finance Committee; Member of Nominating and Corporate Governance Committee
Principal Occupation:	Associate Dean and Andersen Alumni Professor of Accounting, Marriott School of Management, Brigham Young University.
Experience:
Mr. Albrecht, a certified public accountant, certified internal auditor, and certified fraud examiner, joined the faculty of Brigham Young University in 1977 after teaching at Stanford University and the University of Illinois. He has also served as President of the American Accounting Association, the Association of Certified Fraud Examiners, and Beta Alpha Phi.
Other Directorships:
Mr. Albrecht serves on the Board of Directors of Red Hat, Inc., an open source software company; Cypress Semiconductor, a semiconductor firm; and Sun Power Incorporated, a manufacturer of high efficiency solar cells and solar panels. He is currently a trustee for the Financial Accounting Foundation that oversees accounting standard setting in the private and government sectors of the United States.
J. Ralph Atkin
Age:	64
Director Since:	1972
Committees:	Member of Audit and Finance Committee; Member of Nominating and Corporate Governance Committee
Principal Occupation:	Attorney
Experience:
Mr. Atkin is the founder of the Company and served as President and Chief Executive Officer of the Company from 1972 to 1975; Chairman of the Company from 1972 to 1991; and, Senior Vice President of the Company from 1984 to 1988. He previously served as the Chief Executive Officer of Ghana Airlines, the national carrier of the Republic of Ghana, and Chief Executive Officer of Euro Sky, a company organized to explore the feasibility of a regional airline in Austria. From March 1991 to January 1993, Mr. Atkin was Director of Business and Economic Development for the State of Utah.
Other Directorships:	None.

Margaret S. Billson
Age:	46
Director Since:	November 2006
Committees:	Member of Compensation Committee
Principal Occupation:
Chief Operating Officer of Eclipse Aviation, the manufacturer of the recently certified Eclipse jet, since August 2005. Responsible for engineering, program management, management of information systems, supply chain management and operations.
Experience:
Ms. Billson has 20 years of aerospace industry experience, including operations, engineering, technology, customer service and product support. From September 1997 until July 2005, Ms. Billson was employed by Honeywell International, Inc., where she served as Vice President and General Manager, Airframe Systems and Aircraft Landing Systems and as Vice President of Program Management, Aerospace Equipment Systems. Prior to that, she was Vice President of the MD-11, MD-80 and MD-90 programs at McDonnell Douglas.
Other Directorships:	None.
James Welch
Age:	53
Director Since:	May 2007
Committees:	Member of Compensation Committee
Principal Occupation:	Chief Executive Officer, JHT Holdings, a diversified logistics provider located in Kenosha, WI.
Experience:	Mr. Welch was formerly the President and Chief Executive Officer of Yellow Transportation, an international transportation services provider, from which he retired after 29 years of service.
Other Directorships:	Board Advisor for Troops Transition, a company that assists in the placement of exiting military personnel.

Ian M. Cumming
Age:	67
Director Since:	1986
Committees:	Chairman of Nominating and Corporate Governance Committee; Member of Compensation Committee
Principal Occupation:
Chairman and Chief Executive Officer of Leucadia National Corporation, a diversified holding company engaged in a variety of businesses, including manufacturing, real estate activities, medical product development, winery operations and residual banking and lending activities ("Leucadia"). Leucadia also owns equity interests in operating businesses and investment partnerships, which are accounted for under the equity method of accounting, including gaming, entertainment, land-based contract oil and gas drilling, real estate activities and development of a copper mine in Spain.
Experience:	Chairman of Leucadia since 1978.
Other Directorships:
Mr. Cumming is Chairman of the Finova Group, Inc., a middle-market lender; a director of MK Resources Co., a gold mining and exploration company; and a Director of Home Fed Corp., a real estate investment and development company.
Henry J. Eyring
Age:	44
Director Since:	May 2006
Committees:	Chairman of the Compensation Committee; Member of the Audit and Finance Committee
Principal Occupation:	Managing Director, Outreach and Online Learning at Brigham Young University—Idaho.
Experience:
Mr. Eyring was President of the Japan Tokyo North Mission of the Church of Jesus Christ of Latter-day Saints from 2003-2006. His three-year term of voluntary service ended in July 2006. From 2002 until 2003 he was a special partner with Peterson Capital, a private equity investment firm; from 1998 through 2002, he was the Director of the Masters of Business Administration Program at Brigham Young University; from 1988 to 1989 he was a group leader with the Monitor Company, a Cambridge, Massachusetts based management consulting firm. Mr. Eyring previously served as a director of the Company from 1995 until May 2003.
Other Directorships:	None.

Robert G. Sarver
Age:	46
Director Since:	2000
Committees:	Member of the Audit and Finance Committee
Principal Occupation:
Mr. Sarver is the Managing Partner of the Phoenix Suns, a professional basketball team in the National Basketball Association. He is also the Chairman and Chief Executive Officer of Western Alliance Bancorporation, a commercial bank holding company that does business in Nevada, California, and Arizona.
Experience:	Chairman and Chief Executive Officer of California Bank and Trust from 1995 to 2001. Prior to 1995, he served as the President of National Bank of Arizona.
Other Directorships:	Mr. Sarver is an Executive Director of Southwest Value Partners, a real estate investment company, and a Director of Meritage Corporation, a builder of single-family homes.
Steven F. Udvar-Hazy
Age:	62
Director Since:	1986
Committees:	Member of Nominating and Corporate Governance Committee; Member of the Compensation Committee; Lead Director.
Principal Occupation:
Chairman and Chief Executive Officer of International Lease Finance Corporation, a wholly-owned subsidiary of American International Group, Inc., which leases and finances commercial jet aircraft worldwide.
Experience:	Mr. Udvar-Hazy has been engaged in aircraft leasing and finance for over 37 years.
Other Directorships:
Mr. Udvar-Hazy is Chairman of the Board of Directors of Air Intercontinental, Inc., an aviation investment company, President and Director of Ocean Equities, Inc., a financial holding company, and Chairman of the Executive Committee of the Board of Directors of Emerald Financial LLC, a real estate investment company.

EXECUTIVE OFFICERS

        In addition to Jerry C. Atkin, CEO and Chairman, whose biographical information is set forth above, the following individuals served as executive officers of the Company, SkyWest Airlines and ASA during the year 2007.

EXECUTIVE OFFICERS AT DECEMBER 31, 2007

        BRADFORD R. RICH, 46, is the Executive Vice President and Chief Financial Officer of the Company and its two airline operating subsidiaries, with responsibility for the common support areas of finance, treasury, investor relations and information technology. He also oversees the administration of the Company's contracts with its airline partners, and is responsible for the strategic planning and development opportunities of the Company.

        Mr. Rich joined the Company in 1987 as Corporate Controller and is a certified public accountant.

        RUSSELL A. CHILDS, 40, was appointed President and Chief Operating Officer of SkyWest Airlines on April 2, 2007. He is responsible for oversight of the safety and quality of SkyWest Airline's operations, including aircraft flight operations, maintenance, and customer service. He also oversees SkyWest Airline's relationship with Delta Air Lines, United Airlines, and Midwest Airlines.

        Mr. Childs was initially employed with the Company in January 2001 as Senior Director/Controller and later that year was named Vice President/Controller. Prior to his employment with the Company, Mr. Childs worked in public accounting.

        BRADFORD R. HOLT, 48, was appointed President and Chief Operating Officer of ASA in December 2007. He is responsible for oversight of the safety and quality of ASA's operations, including aircraft flight operations, maintenance, and customer service. He also oversees ASA's relationship with its major airline code-sharing partner Delta Air Lines.

        Mr. Holt holds more than 25 years of aviation experience at SkyWest Airlines, where he was previously Vice President of Flight Operations and served in various leadership positions, including as a pilot.

OTHER EXECUTIVE OFFICERS DURING 2007

        RON B. REBER, 54, served as President and Chief Operating Officer of SkyWest Airlines from May 2005 through April 2, 2007. Mr. Reber served as Executive Vice President and Chief Operating Officer of SkyWest Airlines from 1991 until May 2005. At the time of his retirement, Mr. Reber had provided to the Company more than 30 years of service. He was responsible for oversight of the safety and quality of SkyWest Airline's operations, including aircraft flight operations, maintenance, and customer service. He also oversaw SkyWest Airlines' relationship with Delta Air Lines, United Airlines, and Midwest Airlines.

        BRYAN T. LABRECQUE, 49, served as President of ASA through December 1, 2007, and retired from ASA on January 31, 2008. He was responsible for oversight of the safety and quality of ASA's operations including aircraft flight operations, maintenance, and customer service. He also oversaw ASA's relationship with Delta Air Lines.

        Mr. LaBrecque was appointed President and Chief Operating Officer of ASA in September 2005, following the Company's acquisition of ASA. He joined ASA in 1999, and held various positions with the airline, including Senior Vice President of Operations. Prior to joining ASA, Mr. LaBrecque was employed by Delta Air Lines for many years in various positions, including Director of The Delta Connection program, General Manager-Aircraft Acquisition and General Manager-Fleet Planning.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The Board adopted Corporate Governance Guidelines on August 2, 2005, which can be accessed at the Company's Web site, www.SkyWest.com, under the Corporate Governance section. The Corporate Governance Guidelines supplement the Company's by-laws and the charters of the Board's committees. Extracts from each section of the Corporate Governance Guidelines are noted below:

Director Independence

        At a minimum, the Board will have a majority of directors who meet the criteria for independence as required by the Nasdaq Stock Market.

Director Qualifications

  •
  Criteria for Membership

    The Company's Nominating and Corporate Governance Committee is responsible for annually reviewing with the Board the desired skills and characteristics of directors, as well as the composition of the Board as a whole.

  •
  Terms and Limitations

    All directors currently stand for election each year. The Board does not believe it should establish a limit on the number of times that a director may stand for election to the Board.

  •
  Retirement

    Directors are required to retire from the Board when their term expires upon reaching the age of 70 years old. Directors generally will not be nominated for election following their 70th birthday.

  •
  Ownership of Company Stock

    Directors are encouraged to own at least 5,000 shares of Common Stock.

Director Responsibilities

  •
  General Responsibilities

    The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to the best interests of the Company and its shareholders.

  •
  Frequency of Meetings

    The Board has four regularly scheduled meetings per year. As determined necessary by the Board and in order to address the Company's needs, special meetings are convened from time to time.

  •
  Annual Evaluations

    The Nominating and Corporate Governance Committee conducts annual evaluations to assess the Board's performance. Each of the Board's standing committees conducts annual evaluations to assess the performance of the applicable committee.

  •
  Executive Sessions of Independent Directors

    The independent directors meet in executive session regularly and, in any event, at least semi-annually. The independent directors may either choose one director annually to serve as the Lead Director and to preside at all executive sessions or establish a procedure by which a Lead Director will be selected. The independent directors of the Company have chosen Mr. Steven F. Udvar-Hazy to serve as the Lead Director.

Committees

        The Board has three standing committees: (1) Audit and Finance, (2) Compensation, and (3) Nominating and Corporate Governance.

Director Compensation

        The form and amount of director compensation is determined by the Board based on general principles established on the Nominating and Corporate Governance Committee's recommendation. These principles are in accordance with the policies and principles set forth in the committee's charter and are consistent with rules established by the Nasdaq Stock Market, including those relating to director independence and to compensation of Audit & Finance Committee members.

CEO Evaluation and Management Succession

        The Nominating and Corporate Governance Committee conducts an annual review to assess the performance of the Company's Chief Executive Officer. The Board then reviews any subsequent report.

Review and Access to Guidelines

        The Nominating and Corporate Governance Committee reviews the Company's Corporate Governance Guidelines at least annually, then, as it deems appropriate, recommends amendments to the Board.

Communications with the Board

        Shareholders and other interested parties may communicate with one or more members of the Board or the non-management directors as a group in writing by regular mail. The following address may be used by those who wish to send such communications by regular mail:

    Board of Directors or Name of Individual Director(s)
    c/o Corporate Secretary
    SkyWest, Inc.
    444 South River Road
    St. George, UT 84790

Code of Ethics

        The Company has adopted a Code of Ethics for Directors and Senior Executive Officers, which is available on the Company's Web site, www.SkyWest.com, under the Corporate Governance section. The Code of Ethics includes the following principles related to the Company's directors and executive officers:

  •
  Act ethically with honesty and integrity

  •
  Promote full, fair, accurate, timely and understandable disclosure in reports and documents filed with the Securities and Exchange Commission and other public communications;

  •
  Comply in all material respects with laws, rules and regulations of governments and their agencies; and

  •
  Comply in all material respects with the listing standards of a stock exchange where the Company's shares are traded.

Whistleblower Hotline

        The Company has established a whistleblower hotline that enables Company employees, customers, suppliers and shareholders, as well as other interested parties, to submit confidential and anonymous reports of suspected or actual violations of the Code of Ethics. The hotline number for the Company and SkyWest Airlines is (435) 634-3037 and the hotline number for ASA is 435-634-3038.

MEETINGS AND COMMITTEES OF THE BOARD

The Board

        Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and shareholders' meetings. The Board met six times during 2007, four of which were regularly scheduled meetings and two of which were special telephonic meetings. All directors attended at least 75% of the meetings of the Board and of the committees on which he or she served during the year ended December 31, 2007. All directors attended the 2006 Annual Meeting of the Company's Shareholders on May 2, 2007.

Committees of the Board

        The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities: (1) Audit and Finance, (2) Compensation, and (3) Nominating and Corporate Governance. All the committees are comprised solely of non-employee, independent directors as defined by the Nasdaq Stock Market listing standards. Charters for each committee are available on the Company's Web site, www.SkyWest.com, under the Corporate Governance section.

        The table below shows current membership for each of the standing Board committees.

Audit & Finance	Compensation	Nominating & Corporate Governance
W. Steve Albrecht* J. Ralph Atkin Henry J. Eyring Robert G. Sarver	Henry J. Eyring* Steven F. Udvar-Hazy Ian M. Cumming Margaret S. Billson James L. Welch	Ian M. Cumming* Steve Albrecht J. Ralph Atkin Steven F. Udvar-Hazy

    *Committee Chair

Audit & Finance Committee

        The Audit and Finance Committee has four members and met four times during the year ended December 31, 2007. The Board has determined that Mr. W. Steve Albrecht, Chair of the Audit and Finance Committee, is an Audit Committee Financial Expert within the meaning stipulated by the Securities and Exchange Commission.

        The Audit and Finance Committee's responsibilities, which are discussed in further detail in its charter, include the responsibility to:

  •
  Establish policies and procedures for review and approve the appointment, compensation and termination of the independent registered public accounting firm;

  •
  Review and discuss with management and the independent registered public accounting firm the audited financial statements of the Company and the Company's financial disclosure practices;

  •
  Pre-approve all audit and permissible non-audit fees;

  •
  Hold meetings periodically with the independent registered public accounting firm, the Company's internal auditors, and management to review and monitor the adequacy and effectiveness of reporting, internal controls, risk assessment and compliance with Company policies;

  •
  Review consolidated financial statements and disclosures;

  •
  Review with management and the registered independent public accounting firm and approve disclosure controls and procedures and accounting principles and practices; and

  •
  Perform other functions or duties deemed appropriate by the Board.

        Additional information regarding the Audit Committee's processes and procedures is addressed below under the heading "Audit & Finance Committee Disclosure." The Report of the Audit & Finance Committee begins on page 37 of this Proxy Statement.

Compensation Committee

        The Compensation Committee has five members and met three times in 2007. The Compensation Committee's responsibilities, which are discussed in detail in its charter, include, among other duties, the responsibility to:

  •
  In consultation with the Company's senior management, establish the Company's general compensation philosophy and oversee the development and implementation of the Company's compensation programs;

  •
  Recommend the base salary, incentive compensation and any other compensation for the Company's Chair and Chief Executive Officer to the Board and review and approve the Chief Executive Officer's recommendations for the compensation of all other officers of the Company and its subsidiaries;

  •
  Administer the Company's incentive and stock-based compensation plans, and discharge the duties imposed on the Compensation Committee by the terms of those plans;

  •
  Review and approve any severance or termination payments proposed to be made to any current or former officer of the Company;

  •
  Prepare and issue the report of the Compensation Committee required by the rules of the Securities and Exchange Commission; and

  •
  Perform other functions or duties deemed appropriate by the Board.

        Additional information regarding the Compensation Committee's processes and procedures for consideration of executive compensation are addressed below under the Heading "Compensation Discussion and Analysis."

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee has four members and met twice in 2007. The Nominating and Corporate Governance Committee's responsibilities, which are discussed in detail in its charter, include, among other duties, the responsibility to:

  •
  Develop qualifications/criteria for selecting and evaluating directors and nominees;

  •
  Consider and propose director nominees;

  •
  Make recommendations to the Board regarding Board compensation;

  •
  Make recommendations to the Board regarding Board committee memberships;

  •
  Develop and recommend to the Board corporate governance guidelines;

  •
  Facilitate an annual assessment of the performance of the Board and each of its standing committees;

  •
  Consider the independence of each director and nominee for director; and

  •
  Perform other functions or duties deemed appropriate by the Board.

COMPENSATION DISCUSSION AND ANALYSIS

        The following discussion and analysis provides information regarding the Company's executive compensation objectives and principles, procedures, practices and decisions, and is provided to give perspective to the numbers and narratives that follow in the tables in this section. This discussion will focus on the Company's objectives, principles, practices and decisions with regards to the compensation of the following named executive officers of the Company (NEOs):

NEOs at December 31, 2007

  •
  Jerry C. Atkin, Chairman and Chief Executive Officer of the Company

  •
  Bradford R. Rich, Executive Vice President and Chief Financial Officer of the Company, SkyWest Airlines and ASA

  •
  Russell A. Childs, President and Chief Operating Officer of SkyWest Airlines, effective April 3, 2007

  •
  Bradford R. Holt, President and Chief Operating Officer of Atlantic Southeast Airlines, effective December 2, 2007.

Other NEOs during 2007

  •
  Ronald B. Reber, President and Chief Operating Officer of SkyWest Airlines through April 2, 2007.

  •
  Bryan T. LaBrecque, President of Atlantic Southeast Airlines through December 1, 2007.

Executive Compensation Objectives and Principles

        The overall objective of our executive compensation program is to help create long-term value for our shareholders by attracting and retaining talented executives, rewarding superior operating and financial performance, and aligning the long-term interests of our executives with those of our shareholders. Accordingly, our executive compensation program incorporates the following principles:

  •
  Compensation should be based upon individual job responsibility, demonstrated leadership ability, management experience and individual and Company performance. Employees in positions of leadership and broad responsibility are generally compensated by elements that are linked to overall Company performance and shareholder returns.

  •
  Compensation should reflect the fair market value of the services received. The Company believes that a fair and competitive pay package for the NEOs is essential to attract and retain talented executives in key positions.

  •
  Compensation should reward both short-term and long-term Company performance. The pay package of our NEOs is designed to provide components of both short-term and long-term incentive compensation. Annual bonuses are tied to achievement of short-term quantitative and qualitative performance goals that we believe closely correlate to share value. Long-term performance is rewarded through equity-based awards, such as stock options and restricted stock, the value of which depends upon future Company share prices, and the realization of which is contingent upon satisfaction of vesting schedules, requiring continued service with the Company.

  •
  Compensation should foster long-term focus. While Company executive employees receive a mix of short-term and long-term incentive compensation, the NEOs should have a substantial portion of their compensation tied to long-term performance and sustained increases in share value. This is accomplished through our program of granting long-term, equity-based awards.

Executive Compensation Procedures

        To attain the Company's executive compensation objectives and implement the underlying compensation principles, the Company follows the procedures described below.

        Role of the Compensation Committee.    The Compensation Committee has responsibility for establishing and monitoring the executive compensation programs of the Company and for making decisions regarding the compensation of the NEOs. The agenda for meetings of the Compensation Committee is determined by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and the Corporate Secretary. Compensation Committee meetings are regularly attended by the Chief Executive Officer and the Corporate Secretary. The Compensation Committee also meets in executive session. The Compensation Committee recommends the compensation package of the Chief Executive Officer to the full Board, which then sets the Chief Executive Officer's compensation. The Compensation Committee also reviews the recommendations of the Chief Executive Officer with respect to compensation of the other NEOs and, after reviewing such recommendations, sets the compensation of the other NEOs. The Compensation Committee also monitors, administers and approves awards under the Company's various incentive compensation plans for all levels within the Company, including awards under the Company's annual bonus plan and 2006 Long-Term Incentive Plan.

        After reviewing the performance of the Company and evaluating the executive's performance against established goals, leadership ability and responsibilities with the Company, and current compensation arrangements, the Compensation Committee relies on its judgment in making compensation decisions. When setting total compensation for each of the NEOs, the Compensation Committee reviews tally sheets which show the NEO's current compensation, including equity and non-equity based compensation. The Compensation Committee also evaluates surveys and other available data regarding the executive compensation programs of other regional air carriers, which for fiscal year 2007 included Midwest, Pinnacle, Republic, Frontier, Mesa, Horizon, ExpressJet, Air Tran, JetBlue, Alaska and Southwest airlines (the "Peer Group Airlines")). The compensation program for NEOs and the Compensation Committee assessment process are designed to be flexible so as to better respond to the evolving business environment and individual circumstances.

        Role of Consultants.    Neither the Company nor the Compensation Committee has any contractual arrangement with any consultant for determining the amount or particular form of any NEO compensation. The Compensation Committee utilized the services of Frederic W. Cook & Co., Inc., an outside compensation consulting firm, to assist in the development of the Company's 2006 Long-Term Incentive Plan and in 2006 and 2007 to advise the Compensation Committee regarding long-term equity award granting practices under the plan and market trends in the executive compensation area as they relate to equity-based compensation. The Compensation Committee did not use or rely on any recommendations from Frederic W. Cook & Co., Inc. as to the amount of compensation to pay to any particular NEO. The Company and the Compensation Committee have not retained any other compensation consultant to render services regarding NEO compensation, but may seek the advice of such persons in the future.

        No Employment and Severance Agreements.    The NEOs do not have employment, severance or change-in-control agreements, although unvested options and restricted stock may become vested upon a change in control. The NEOs serve at the will of the Board, which enables the Company to terminate their employment with discretion as to the terms of any severance. This is consistent with the Company's performance-based employment and compensation philosophy.

Elements of Compensation

        The Company's executive compensation objectives and principles are implemented through the use of the following elements of compensation, each discussed more fully below:

  •
  Base Pay

  •
  Annual Performance-Based Bonus

  •
  Long-Term Equity Awards.

  •
  Retirement Benefits and Deferred Compensation

  •
  Other Personal Benefits.

        Base Pay.    The NEOs' base pay is set at levels that the Company believes are generally competitive with the compensation paid to similarly situated officers by Peer Group Airlines, with the expectation that shortfalls in base pay, if any, will be recouped through annual performance bonuses if the Company's performance entitles the NEO to receive the full amount of the targeted annual bonus. The Compensation Committee recommends to the full Board the base pay of the Chief Executive Officer and sets the base pay of the other NEOs after reviewing the recommendation of the Chief Executive Officer. Annual adjustments are influenced by growth of the Company's operations, revenues and profitability, individual performance, changes in responsibility and other factors.

        Annual Performance-Based Bonus.    The Company maintains an annual bonus program for its NEOs and other executive officers. Under such bonus plan, NEOs are eligible to receive a cash bonus following the conclusion of the Company's fiscal year, contingent on the attainment of predetermined performance goals as well as Company discretion to increase or decrease the bonus at year end. The NEOs have an opportunity to defer their annual bonus under the Company's deferred compensation plans.

        In an effort to encourage achievement of the Company's performance objectives, the amount of annual bonus payable to the NEOs for each year is set at levels that the Compensation Committee believes are competitive with the Peer Group Airlines. The combination of base pay and annual performance-based bonuses is intended to result in a rate of salary and annual bonus compensation that falls within competitive, market standards when the Company meets the performance objectives set by the Compensation Committee.

        The targeted annual bonus amount for each NEO is expressed as a percentage of the NEO's base pay and is established by the Compensation Committee at the beginning of each year. The Compensation Committee also determines the minimum and maximum annual bonus levels for the NEOs. The target bonus amount for the NEOs in 2007 was 80% of base pay.

        The full amount of the targeted annual bonus is earned by the NEOs only if the Company meets the targeted financial and other performance objectives set at the beginning of the year that are approved by the Compensation Committee. For the Chief Executive Officer and Chief Financial Officer, the financial targets are based on consolidated net income of the Company. In the case of the presidents of SkyWest Airlines and ASA, the financial targets are set based on the net income targets of the subsidiary for which they have responsibility. Generally, the net income targets are set as the amount necessary to achieve a 15% return on shareholder equity, after adjusting for several factors such as public offerings, accounting timing differences, contract expectations and other factors. One fourth of the targeted annual performance bonus for each NEO is also subject to the NEO meeting additional, specific operational and individual goals established each year. For fiscal year 2007, those additional goals were developed by each individual NEO and, in the case of NEOs other than the Chief Executive Officer, reviewed and adjusted by the Chief Executive Officer. If the Company exceeds or fails to meet the targeted level of performance objectives set by the Compensation Committee, the amount of annual bonuses paid to the NEOs is increased or decreased, as applicable, within certain predetermined ranges. In addition, the Compensation Committee and Board have discretion to depart from the formula in approving an annual bonus and may exercise discretion to increase or decrease annual bonuses, including refraining from paying any bonus, after general results are known. The payment of annual bonus to the NEOs is made soon after the close of the fiscal year to which the bonus relates, once the Compensation Committee has determined the amount actually earned and payable. In the case of the Chief Executive Officer, the full Board reviews and approves the final calculation of the annual bonus.

        For 2007, the performance bonuses for the Presidents and Chief Operating Officers of SkyWest Airlines were based on the formulas established at the beginning of the year. In the case of the Presidents and Chief Operating Officers of ASA, adjustments were made to the 2007 fiscal year ASA target earnings objective to more closely align compensation paid to those NEOs with the operating and financial results achieved by ASA under its Delta Connection Agreement. The adjustments, which were generally consistent with adjustments made to performance bonuses paid to other ASA officers, resulted in lower payments than would otherwise have been made based on the targets and formula established at the beginning of the 2007 fiscal year. Bonus amounts earned for 2007 are reported under the heading "Non-Equity Incentive Compensation" in the Summary Compensation Table set forth in this Proxy Statement.

        Long-Term Equity Awards.    Discretionary long-term equity awards, in the form of stock options and restricted stock, are granted at the Compensation Committee's discretion to the NEOs annually in order to provide long-term, performance-based compensation, to encourage the NEOs to continue their engagement with the Company throughout the vesting periods of the awards and to align management and shareholder interests. In making awards under the 2006 Long-Term Incentive Plan, the Compensation Committee considers grant size and the appropriate combination of equity-based awards in making NEO grant decisions. The Company generally grants long-term equity awards at the regularly scheduled Compensation Committee meeting in February of each year.

        Options are granted with an exercise price equal to the closing price per share on the date of grant and vest on a three-year "cliff" basis. The Company does not grant options with an exercise price below the trading price of the underlying shares of Common Stock on the date of grant or grant options that are priced on a date other than the date of grant. Stock options only have a value to the extent the value of the underlying shares on the exercise date exceeds the exercise price. Accordingly, they provide compensation only if the underlying share price increases over the option term and the NEO's employment continues with the Company until the vesting date.

        In 2007, the Company also granted shares of restricted stock to the NEOs, subject to a three-year "cliff" vesting schedule, at a purchase price of zero. Restricted stock awards provide the NEOs with an increased ownership stake in the Company subject to vesting and encourage the NEO to continue employment in order to meet the vesting schedule. The compensation value of a restricted stock award does not depend solely on future stock price increases; at grant, its value is equal to the Company's stock price. Although its value may increase or decrease with changes in the stock price during the period before vesting, a restricted stock award will have value without regard to future stock price appreciation. Accordingly, restricted stock awards can deliver significantly greater share-for-share compensation value at grant than stock options, and the Company can offer comparable grant date compensation value with fewer shares and less dilution for its shareholders.

        The estimated future value at vesting date of the long-term equity awards (assuming 15% annual appreciation in the Common Stock) for any year is intended to approximate 125% of projected annual base salary and targeted annual bonus for that year in the case of the Company's Chief Executive Officer, and 100% of annual salary and targeted bonus in the case of the other NEOs. In determining the amount of the award, stock option equivalents are first calculated assuming the value of a stock option is 35% of the exercise price. Generally, three-quarters of each NEO's annual long-term equity award is granted in stock options in an effort to provide a high level of performance-based incentive, and the remaining one-fourth of the award is granted in shares of restricted stock (with each share of restricted share valued as if it were an option for four shares). Both types of awards vest only if the NEO remains employed by the Company for three years from the date of grant. The Company believes the three-year vesting schedule assists in retaining executives and encourages the NEOs to focus on long-term performance. In 2007, the number of shares indicated by the formulas above was also reduced in order to make more shares available for our non-executive employees. In granting shares of restricted stock and stock options to the NEOs, the Company also considers the impact of the grant on the Company's financial performance, as determined in accordance with the requirements of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (SFAS No. 123(R)). For long-term equity awards, the Company records expense in accordance with SFAS 123(R). The amount of expense the Company records pursuant to SFAS 123(R) may vary from the corresponding compensation value used by the Company in determining the amount of the awards.

        Retirement Benefits and Deferred Compensation.    The Company sponsors the SkyWest, Inc. Employees' Retirement Plan for its eligible employees and the eligible employees of SkyWest Airlines. Messrs. Atkin, Rich, Childs, Holt and Reber participate in the SkyWest, Inc. Employees' Retirement Plan. ASA maintains a separate but substantially similar retirement plan, the Atlantic Southeast Airlines, Inc. Incentive Savings Plan, for ASA's employees. Messrs. Holt and LaBrecque participate in the Atlantic Southeast Airlines, Inc. Incentive Savings Plan. The two plans (the "401(k) Plans") are broad-based, tax-qualified retirement plans under which eligible employees, including the NEOs, may make annual pre-tax salary reduction contributions subject to the various limits imposed under the Internal Revenue Code of 1986, as amended. The sponsoring employers make matching contributions under the 401(k) Plans on behalf of eligible participants, but the NEOs are not eligible to receive such matching contributions under either 401(k) Plan.

        The Company also maintains the SkyWest, Inc. 2002 Deferred Compensation Plan, a non-qualified deferred compensation plan, for the benefit of certain highly compensated management employees, including Messrs. Atkin, Rich, Childs, Holt and Reber. ASA maintains a separate but substantially similar non-qualified deferred compensation plan, the Atlantic Southeast Airlines, Inc. Executive Deferred Compensation Plan, for its highly compensated management employees, including Messrs. Holt and LaBrecque. Under the two non-qualified deferred compensation plans (the "Deferred Compensation Plans"), eligible executives, including the NEOs, may elect in advance of each calendar year to defer up to 100% of their cash salary and bonus compensation earned with respect to such year. The sponsoring employer also credits each eligible employee's account under the Deferred Compensation Plans with a discretionary employer contribution. For 2007, the discretionary employer contribution was 15% of the each eligible employee's salary and annual bonus earned for the year in question.

        The Company and its subsidiaries do not maintain any defined benefit pension plans for the NEOs.

        Other Benefits.    Other benefits are provided to the NEOs in order to achieve a competitive pay package as detailed in the Summary Compensation Table. The Compensation Committee believes that those benefits, which are detailed in the Summary Compensation Table under the heading "All Other Compensation." below, are reasonable, competitive and consistent with the Company's overall executive compensation program. Those benefits consist principally of employer contributions to the Deferred

Compensation Plans on behalf of NEOs, employer-paid premiums on health insurance, personal automobile allowances, country club dues, and use of employer-owned recreational equipment.

        Additionally, the Company and its subsidiaries maintain a non-discriminatory, broad-based program under which all full-time Company employees and their dependents, including the NEOs and their dependents, may fly without charge on regularly scheduled flights of aircraft operated by the Company's subsidiaries. The value of such aircraft use is not included in the "All Other Compensation" column in the Summary Compensation Table.

Ownership Guidelines

        Each NEO is encouraged to maintain a minimum ownership interest in the Company, defined as stock ownership equal to five times base salary for the Chief Executive Officer, and three times base salary for the Chief Financial Officer and the Presidents of SkyWest Airlines and ASA. The NEOs are encouraged to make progress towards the goal in each year that stock options are exercised or restricted shares vest.

Deductibility of Executive Compensation

        Section 162(m) of the Code imposes a $1 million annual limit on the amount that a public company may deduct for compensation paid to the company's principal executive officer during a tax year or to any of the company's three other most highly compensated executive officers who are still employed at the end of the tax year. The limit does not apply to compensation that meets the requirements of Section 162(m) of the Internal Revenue Code 1986, as amended (the "Code") for "qualified performance-based compensation" (i.e., compensation paid only if the executive meets pre-established, objective goals based upon performance criteria approved by the Company's shareholders).

        The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code. In certain situations, the Compensation Committee may approve compensation that will not meet the requirements of Code Section 162(m) in order to ensure competitive levels of total compensation for its executive officers. Stock option grants in 2007 were intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code. The Company's 2007 restricted stock grants and annual performance bonuses, however, were not "qualified performance-based compensation." In 2007, none of the NEOs who were still employed at the end of the Company's 2007 fiscal year received base pay, annual bonus and restricted stock grants in an amount in excess of the $1 million deduction limit.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed the Compensation Discussion and Analysis with the Company's management. Based on such review and discussions with management, the Compensation Committee recommended to the Board that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Henry J. Eyring, Chair
Margaret S. Billson
Ian M. Cumming
Steven F. Udvar-Hazy
James L. Welch

SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation paid to or earned by each of the NEOs for the fiscal years indicated.

(a)	(b)	(c)		(d)		(e)			(f)		(g)			(h)
Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)		Option Awards ($)(1)			Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)			Total ($)
Jerry C. Atkin Chairman and Chief Executive Officer	2007 2006	$ $	355,000 345,700	$ $	80,973 26,973	$ $	744,721 770,932		$ $	269,800 271,000	$ $	117,793 117,803	(3) (4)	$ $	1,568,288 1,414,605
Bradford R. Rich Executive Vice President, Chief Financial Officer	2007 2006	$ $	258,000 250,000	$ $	47,354 15,867	$ $	408,936 379,199		$ $	196,500 195,900	$ $	87,586 85,416	(5) (6)	$ $	998,375 840,966
Russell A. Childs President and Chief Operating Officer— SkyWest Airlines, Inc.	2007		$188,750		$36,070		$176,330			$138,700		$61,225	(7)		$601,076
Bradford R. Holt President and Chief Operating Officer— Atlantic Southeast Airlines	2007		$163,333		$36,155		$159,750			$96,100		$47,468	(8)		$502,806
Ronald B. Reber President and Chief Operating Officer— SkyWest Airlines, Inc.	2007 2006	$ $	83,333 250,000		$10,100 15,867	$ $	665,752 379,199	(9)	$ $	50,000 192,661	$ $	322,339 81,084	(9) (10)	$ $	1,131,524 837,566	(9)
Bryan T. LaBrecque President—Atlantic Southeast Airlines, Inc	2007 2006	$ $	205,000 200,000	$ $	36,962 12,164	$ $	131,509 40,199		$ $	132,700 144,000	$ $	266,280 54,266	(11) (12)	$ $	772,451 396,363

(1)
The amounts in columns (d) and (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007, and December 31, 2006, in accordance with SFAS 123(R) of awards of restricted stock and stock options, as applicable, granted pursuant to the Company's long-term incentive plans, and thus may include amounts from awards granted in and prior to 2007 and 2006. Assumptions and methodologies used in the calculation of these amounts are included in footnotes and to the Company's audited financial statements for the fiscal years ended December 31, 2007, and December 31, 2006, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for those years. The amounts in columns (d) and (e) include the dollar amounts recognized as an expense for fiscal year 2007 as a result of the acceleration of vesting of restricted stock awards and stock options held by Mr. Reber as part of his severance arrangement with the Company. The dollar amount of expense recognized as a result of the accelerated vesting of Mr. Reber's restricted stock awards and options was $582,899.

(2)
The amounts in column (f) for fiscal year 2007 reflect the annual performance bonus amounts earned in 2007 and paid in February 2008. The amounts in column (f) with respect to fiscal year 2006 reflect the annual performance bonus amounts earned in 2006 in paid (or, in the case of Mr. Reber's 2006 annual bonus of $192,661, deferred under the SkyWest, Inc. 2002 Deferred Compensation Plan) in February 2007. As described in the section entitled "Compensation Discussion and Analysis" above, the NEOs' annual performance bonuses are derived based on the performance of the Company and/or its subsidiaries and the individual NEO in question relative to pre-established objectives for the fiscal year in question. The target minimum and maximum amounts for each NEO's fiscal year 2007 and 2006 performance bonus opportunity are reported in the "Grants of Plan—Based Awards" table below.

(3)
All other compensation for Jerry C. Atkin for fiscal year 2007 consists of: $94,234 of employer credits under the Company's Deferred Compensation Plan attributable to compensation earned for 2007; $2,279 in employer-paid health insurance premiums; $13,830 for a personal vehicle lease; $3,097 for personal use of the Company's recreational equipment; and, $4,353 country club dues.

(4)
All other compensation for Jerry C. Atkin for fiscal year 2006 consists of: $92,505 of employer credits under the Company's Deferred Compensation Plan attributable to compensation earned for 2006, $2,279 in employer-paid health insurance premiums; $13,830 for a personal vehicle lease; $3,806 for personal use of the Company's recreational equipment; and, $5,383 for country club dues.

(5)
All other compensation for Bradford R. Rich for fiscal year 2007 consists of: $70,152 of employer credits under the Company's Deferred Compensation Plan attributable to compensation earned for 2007; $3,703 in employer-paid health insurance premiums; $10,634 for a personal vehicle allowance; and, $3,097 for personal use of the Company's recreational equipment.

(6)
All other compensation for Bradford R. Rich for fiscal year 2006 consists of: $66,885 of employer credits under the Company's Deferred Compensation Plan attributable to compensation earned for 2006; $3,703 in employer-paid health insurance premiums; $11,021 for a personal vehicle lease; and, $3,806 for personal use of the company's recreational equipment.

(7)
All other compensation for Russell A. Childs for fiscal year 2007 consists of: $46,877 of employer credits under the Company's Deferred Compensation Plan attributable to compensation earned for 2007, $3,104 in employer-paid health insurance premiums; $8,147 for a personal vehicle lease; and, $3,097 for personal use of the Company's recreational equipment.

(8)
All other compensation for Bradford R. Holt for fiscal year 2007 consists of: $40,688 of employer credits under the Atlantic Southeast Airline, Inc. Executive Deferred Compensation Plan attributable to compensation earned for 2007; $3,703 in employer-paid health insurance premiums; and, $3,097 for personal use of the Company's recreational equipment.

(9)
All other compensation for Ronald B. Reber for fiscal year 2007 consists of: $56,381 of employer credits under the Company's Deferred Compensation Plan attributable to compensation earned for 2007; $2,401 in employer-paid health insurance premiums; $2,400 for a personal vehicle allowance; and, $3,097 for personal use of the Company's recreational equipment. Also included in this column is the cost of severance benefits related to Mr. Reber's separation from SkyWest Airlines, consisting of $250,000 in cash severance pay and one year's health insurance coverage valued at $8,060. In connection with Mr. Reber's separation from SkyWest Airlines, the Company also accelerated the vesting of Mr. Reber's stock options and restricted stock awards. The expense recognized as a result of that acceleration $582,899 is reported in column (d) of the foregoing Summary Compensation Table.

(10)
All other compensation for Ronald B. Reber for fiscal year 2006 consists of: $66,375 of employer credits under the Company's Deferred Compensation Plan attributable to compensation earned for 2006; $3,703 in employer-pad health insurance premiums; $7,200 for a personal vehicle allowance; and, $3,806 for personal use of the Company's recreational equipment.

(11)
All other compensation for Bryan T. LaBrecque for fiscal year 2007 consists of: $50,554 of employer credits under the Atlantic Southeast Airlines, Inc. Executive Deferred Compensation Plan attributable to compensation earned in 2007; and, $2,666 in employer-paid health insurance premiums. Also included in this column is the cost of severance benefits related to Mr. LaBrecque's separation from ASA consisting of $205,000 in cash severance pay and one year's health insurance coverage valued at $8,060. In addition, during 2008 Mr. LaBrecque became entitled to receive payment of a transition bonus in the amount of $100,000, which was paid in exchange for his rendering of transition services through January 31, 2008. The amount of the transition bonus was not earned or paid during the fiscal year ended December 31, 2008; therefore the amount of the transition bonus is not reflected in the foregoing Summary Compensation Table.

(12)
All other compensation for fiscal year 2006 Bryan T. LaBrecque consists of: $51,600 of employer credits under the Atlantic Southeast Airlines, Inc. Executive Deferred Compensation Plan attributable to compensation earned for 2006; and $2,666 in employer-paid health insurance premiums.

GRANTS OF PLAN-BASED AWARDS

        The following table provides information about non-equity based and equity-based plan awards granted to the NEOs for fiscal year ending December 31, 2007:

(a)	(b)	(c)			(d)	(e)	(f)		(g)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)
						All Other Option Awards: Number of Securities Underlying Options (#)(4)
					All Other Stock Awards: Number of Shares of Stock (#)(3)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)			Exercise Price of Options Awards ($S/sh)(5)		Grant Date Full Fair Value(6)
Jerry C. Atkin	11/08/06 02/06/07	$142,000	$284,000	$461,500	4,940	59,281		$26.84		$609,802
Bradford R. Rich	11/08/06 02/06/07	$103,000	$206,400	$335,400	2,872	34,467		$26.84		$354,543
Russell A. Childs	11/08/06 02/06/07 05/01/07	$69,688	$143,250	$239,563	2,147 60	8,589 13,597	$ $	26.84 27.37	$ $	128,228 113,377
Bradford R. Holt	11/08/06 02/06/07	$43,333	$101,333	$190,333	2,217	8,867		$26.84		$130,883
Ronald B. Reber	11/08/06 02/06/07	$33,333	$66,667	$108,333	2,783	33,398		$26.84		$343,550
Bryan T. LaBrecque	11/08/06 02/06/07	$75,167	$150,333	$244,292	2,282	27,386		$26.84		$281,706

(1)
The Compensation Committee approved the grant of Non-Equity Incentive Plan Awards on November 8, 2006. The Company granted stock options and restricted stock awards at regularly scheduled meetings of the Compensation Committee on February 6, 2007 and May 1, 2007.

(2)
Annual performance bonuses actually earned for fiscal year 2007 and paid in February 2008 are listed in the "Non-Equity Incentive Plan Compensation" column in this year's Summary Compensation Table.

(3)
Restricted shares vest three years from the date of grant.

(4)
Stock options vest three years from the date of grant with the exception of stock options granted on May 6, 2007 which vest on February 6, 2010.

(5)
The exercise price per share under each stock option is the market closing price on the date of grant.

(6)
This column shows the full grant date fair value of the options as computed under SFAS 123(R) and the expense attributable to stock awards. Generally, the Company will expense this amount in its financial statements over the award's vesting schedule.

OUTSTANDING EQUITY AWARDS AT YEAR-END

        This table provides information on the year-end 2007 holdings of stock options and other stock awards (restricted stock) by the NEOs.

	Option Awards						Stock Awards
(a)	(b)	(c)		(d)		(e)	(f)		(g)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date(4)	Number of Share or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(5) ($)
Jerry C. Atkin	150,363 208,000 104,000 104,000 94,540 104,000 — — —	— — — — — — 188,000 61,100 59,281	(1) (2) (3)	$ $ $ $ $ $ $ $ $	13.094 20.125 25.950 26.240 10.570 19.180 17.110 23.800 26.840	03/31/09 03/31/10 05/08/11 02/05/12 02/04/13 02/03/14 02/01/15 05/08/13 02/06/14	— — — — — — — 5,100 4,940	(2) (3)	$ $	— — — — — — — 137,700 133,380
Bradford R. Rich	84,000 84,000 50,000 50,000 50,000 50,000 — — —	— — — — — — 100,000 35,400 34,467	(1) (2) (3)	$ $ $ $ $ $ $ $ $	13.094 20.125 25.950 26.240 10.570 19.180 17.110 23.800 26.840	03/31/09 03/31/10 05/08/11 02/05/12 02/04/13 02/03/14 02/01/15 05/08/13 02/06/14	— — — — — — — 3,000 2,872	(2) (3)	$ $	— — — — — — — 81,000 77,544
Russell Childs	5,243 4,000 — — — —	— — 40,000 8,800 8,589 13,597	(1) (2) (3) (3)	$ $ $ $ $ $	25.950 26.240 17.110 23.800 26.840 27.368	05/08/11 02/05/12 02/01/15 05/08/13 02/06/14 02/06/14	— — — 2,200 2,147 60	(2) (3) (3)	$ $	— — — 59,400 57,969 1,620
Bradford R. Holt	— — —	48,000 8,800 8,867	(1) (2) (3)	$ $ $	17.110 23.800 26.840	02/01/15 05/08/13 02/06/14	— 2,200 2,217	(2) (3)	$ $	— 59,400 59,859

(1)
Awards vested on February 1, 2008.

(2)
Awards will vest on May 8, 2009.

(3)
Awards will vest on February 6, 2010.

(4)
Stock options awarded prior to 2006 expire ten years from date of grant. Stock options granted after 2005 expire seven years from date of grant.

(5)
Based on market closing price per share of the Common Stock of $27.00 on December 31, 2007.

OPTION EXERCISES AND STOCK VESTED

        Stock options exercised and restricted shares that vested for the NEOs during 2007 are outlined below.

	Option Awards				Stock Awards(1)
(a)	(b)		(c)		(d)		(e)
Name	Number of Shares Acquired On Exercise (#)		Value Realized on Exercise ($)(2)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(3)
Bradford R. Rich	59,000			$1,010,440	—			—
Russell A. Childs	19,000			$159,468	—			—
Bradford R. Holt	22,000			$176,125	—			—
Ronald B. Reber	46,146 46,189 50,000 120,000 10,636 1,678	(1) (1) (1)	$ $ $ $ $ $	46,236 32,768 388,643 1,181,143 33,534 184	901 140 — — — —	(1) (1)	$ $	24,659 3,832 — — — —	(2) (2)
Bryan T. LaBrecque	—			—	—			—

(1)
The vesting of these awards was accelerated by the Compensation Committee as part of the negotiated severance package granted to Mr. Reber upon his separation from the Company. The original vesting date was February 1, 2008 for the 120,000 stock options, May 8, 2009 for the 10,636 stock options, and February 6, 2010 for the 1,678 stock options. The original vesting date was May 8, 2009 for the 901 restricted shares and February 6, 2010 for the 140 restricted shares.

(2)
The dollar amounts shown in column (c) above for option awards are determined by multiplying (i) the number of shares of Common Stock to which the exercise of the option related, by (ii) the difference between the per-share closing price of Common Stock on the date of exercise and the exercise price of the options.

(3)
The dollar amounts shown in column (e) above for stock awards are determined by multiplying the number of shares that vested by the per-share closing price of Common Stock on the vesting date.

NON-QUALIFIED DEFERRED COMPENSATION

        Pursuant to the Deferred Compensation Plans, NEOs may elect prior to the beginning of each calendar year to defer the receipt of base salary and annual performance bonuses earned for the ensuing calendar year. Amounts deferred are credited to an unfunded liability account maintained by the Company or ASA, as applicable, on behalf of the applicable NEO, which account is deemed invested in and earns a rate of return based upon certain notational, self-directed investment options offered under the applicable plan. Each NEO's account under the applicable plan is also credited with a discretionary employer contribution monthly, whether or not the NEO elects to contribute. For 2007 that discretionary employer contribution was 15% of the each eligible NEO's salary and annual bonus. Participant account balances under the Deferred Compensation Plans are fully-vested and will be paid by the sponsoring employer to each NEO upon retirement or separation from employment, or on other specified dates certain, in a lump sum form or in installments according to a schedule elected in advance by the participant.

        The following table provides information regarding the Deferred Compensation Plans for NEOs for 2007.

(a)	(b)	(c)	(d)	(e)	(f)
Name(1)	Executive Contributions in Last Fiscal Year ($)(2)	Registrant Contributions in Last Fiscal Year ($)(3)	Aggregate Earnings in Last Fiscal Year ($)(4)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)(5)	Aggregate Balance at Last Fiscal Year End ($)
Jerry C. Atkin	—	$94,234	$82,717	—	$1,553,349
Bradford R. Rich	—	70,152	67,898	—	740,842
Russell A. Childs	—	46,877	14,587	—	205,234
Bradford R. Holt	—	40,668	31,976	—	461,599
Ronald B. Reber	$192,661	56,381	49,275	$577,643	627,639
Bryan T. LaBrecque	—	50,554	24,350	—	197,408

(1)
For fiscal year 2007, Messrs. Atkin, Rich, Childs, Holt and Reber participated in the SkyWest, Inc. 2002 Deferred Compensation Plan and Mr. LaBrecque participated in the Atlantic Southeast Airlines Inc. Executive Deferred Compensation Plan. Mr. Rich also maintains an account balance in a prior non-qualified deferred compensation plan that the Company froze in 2002. The amount shown in columns (d) and (f) of this table include $31,075 in 2007 earnings credited under that prior plan to Mr. Rich's account and Mr. Rich's 2007 fiscal year-end balance under that prior plan of $258,786. No other NEO participates in that prior plan and no further contributions are credited under that plan.

(2)
During 2007, no elective deferrals of NEO salary or annual bonus amounts were credited as contributions to the Deferred Compensation Plans except $192,661 representing the amount of Mr. Reber's annual performance bonus for fiscal year 2006, otherwise payable in February 2007, that he elected to defer under the SkyWest, Inc. 2002 Deferred Compensation Plan.

(3)
The amounts in column (c) reflect the following amounts of employer contributions credited in 2007 at the rate of 15% of each NEO's base salary and paid bonus for the year ended December 31, 2007 and 2006 annual performance bonuses paid in 2007. This column does not include employer contributions that were credited to the applicable Deferred Compensation Plan in 2008 based on NEO annual performance bonuses earned in 2007 but paid in 2008. The amounts reported in column (c) are also included in the amounts reported in the Other Compensation column of the Summary Compensation Table.

(4)
The amounts in column (d) reflect the notational earnings during 2007 credited to each NEO's account under the applicable Deferred Compensation Plan. These amounts are not reported in the Summary Compensation Table because they are based on market rates determined by reference to mutual funds that are available to participants in the Company's or ASA's tax-qualified 401(k) plans or, in certain cases, otherwise broadly available.

(5)
During the year ended December 31, 2007, Ron Reber received a distribution of $577,643 from the Company's Deferred Compensation Plan as a result of his separation from service with the Company in April 2007 in accordance with the applicable distribution schedule under the Plan.

        The table below shows the funds available for notational investment under the SkyWest, Inc. 2002 Deferred Compensation Plan, and the annual rate of return for the calendar year ended December 31, 2007:

Name of Fund	Rate of Return
Nationwide NVIT Money Market Fund Class I	4.72%
PIMCO VIT Total Return Admin	15.55%
PIMCO VIT Total Return Admin	12.73%
Alliance Bernstein VPS Growth & Income A	(2.77)%
Dreyfus Stock Index Initial	(2.53)%
Oppenheimer VA Capital Appreciation NS	1.20%
NVIT Mid Cap Fund Class I	(2.57)%
Royce Capital Small Cap	(5.68)%
W&R Target Small Cap Growth	(0 .74)%
Dreyfus VIF International Value	(4.68)%

        The table below shows the funds available under the Atlantic Southeast Airlines, Inc. Executive Deferred Compensation Plan, and the annual rate of return for the calendar year ended December 31, 2007:

Name of Fund	Rate of Return
American Century Equity Income-Inv	1.79%
American Century-Equity Index—Inst	5.25%
American Century International Growth—Inv	17.26%
American Century Premium Money Market—Inv	5.04%
American Century Short-Term Government—Inv	6.36%
American Century Strategic Alloc Aggressive—Inv	14.88%
American Century Strategic Alloc Conservative—Inv	7.56%
American Century Strategic Alloc Moderate—Inv	11.16%
American Century Ultra—Inv	21.83%
American Century Value—Inv	(5.20)%
Buffalo Small Cap	(0.33)%

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The information below describes and quantifies certain payments or benefits that would be payable under our existing plans and programs if an NEO's employment had terminated on December 31, 2007 or the Company had undergone a change in control on December 31, 2007. These benefits are in addition to benefits generally available to all salaried employees of the Company in connection with a termination of employment such as distributions from the 401(k) Plans, disability and life insurance benefits, the value of employee-paid group health plan continuation coverage under COBRA and accrued vacation pay. Our NEOs do not have any other severance benefits, severance agreements or change-in-control agreements.

        Accelerated Vesting of Stock Options and Stock Awards Upon Change In Control.    Under the Company's long-term incentive plans, all outstanding stock options and shares of restricted stock held by an NEO become fully vested upon a "change in control" without regard to whether the NEO terminates employment in connection with or following the change in control. Our long-term incentive plans generally define a "change in control" as any of the following events: (i) the acquisition by any person of 50% or more of our voting shares, (ii) replacement of a majority of our directors within a two-year period under certain conditions, or (iii) shareholder approval of a merger in which the Company is not the surviving entity, sale of substantially all of our assets or liquidation. The following table shows for each NEO the intrinsic value of his unvested stock option and restricted stock awards as of December 31, 2007 that would have been accelerated had a change in control of the Company occurred on that date, calculated by multiplying the number of underlying shares by the closing price of Company stock on the last trading day of 2007 ($27.00 per share) and, in the case of stock options, by then subtracting the applicable option exercise price:

Name	Early Vesting of Stock Options	Early Vesting of Restricted Stock
Jerry C. Atkin	$2,064,325	$271,080
Bradford R. Rich	$1,107,745	$158,544
Russell A. Childs	$425,134	$118,989
Bradford R. Holt	$504,299	$119,259

        If a change in control with respect to the Company results in acceleration of vesting of an NEO's otherwise unvested stock options and other stock awards, and if the value of such acceleration exceeds 2.99 times the NEO's average W-2 compensation with the Company for the five taxable years preceding the year of the change in control (the "Base Period Amount"), the acceleration would result in an excess parachute payment under Code Section 280G. An NEO would be subject to a 20% excise tax on any such excess parachute payment and the Company would be unable to deduct the excess parachute payment. The Company has not agreed to provide its NEOs with any gross-up or reimbursement for excise taxes imposed on excess parachute payments.

        Deferred Compensation.    If an NEO had terminated employment on December 31, 2007, the NEO would have become entitled to receive the balance in his account under the applicable Deferred Compensation Plan. Distribution would be made in the form of a lump sum or in installments, and in accordance with the distributions schedule elected by the NEO under the applicable plan. The 2007 year-end account balances under those plans are shown in column (e) in the Nonqualified Deferred Compensation Table set forth above. That account balance would continue to be credited with notational investment earnings or losses through the date of actual distribution, the employer 15% contribution attributable to the annual performance bonus earned in 2007 and any amount of that bonus that the NEO had elected to defer.

DIRECTOR COMPENSATION

        The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve as directors. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of directors. Each director is encouraged to own at least 5,000 shares of Common Stock.

Cash Compensation Paid to Directors

        For the year ended December 31, 2007, all directors who are not employees of the Company received an annual cash retainer of $30,000 and an attendance fee of $1,500 for each board meeting; $1,000 for each committee meeting, and $750 for each telephonic board or committee meeting. The directors serving as the Chairs of the Compensation Committee and the Nominating and Corporate Governance Committees were paid an annual fee of $4,000. The Chair of the Audit and Finance Committee was paid an annual fee of $15,000. Jerry C. Atkin, Chairman, an employee of the Company, received no compensation for his service on the Board. Commencing in 2008, the annual cash retainer to be paid to each non-employee director has been increased to $31,000.

Stock Awards

        Each non-employee director receives a stock award annually. On February 6, 2007, each of the non-employee directors received an award of 1,663 shares of Common Stock. The directors were not granted options during the years ended December 31, 2006 or December 31, 2007.

DIRECTOR SUMMARY COMPENSATION TABLE

        The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2007.

(a)	(b)	(c)	(d)	(e)	(f)	(g)

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

W. Steve Albrecht	$59,931	$44,635	$39,027	—	—	$143,593

J. Ralph Atkin	$44,250	$44,635	$39,027	—	—	$127,912

Margaret S. Billson	$40,500	$44,635	—	—	—	$85,135

Mervyn K. Cox	$20,000	$—	$51,401	—	—	$71,401

Ian M. Cumming	$44,750	$44,635	$39,027	—	—	$128,412

Henry J. Eyring	$49,500	$44,635	—	—	—	$94,135

Robert G. Sarver	$40,750	$44,635	$39,027	—	—	$124,412

Steven F. Udvar-Hazy	$54,962	$44,635	$39,027	—	—	$138,624

James L. Welch	$20,500	$30,531	—	—	—	$51,031

(1)
Jerry C. Atkin, the Chairman and Chief Executive Officer of the Company, is not included in the foregoing table as he is an employee of the Company and receives no monetary compensation for his services as Chairman.

(2)
Represents the closing price of the Common Stock awarded on the grant date of February 6, 2007, of $26.84, multiplied by the 1,663 shares granted to each non-employee director. That amount is the aggregate grant date fair market value of the awards as computed under SFAS 123(R). All such shares of Common Stock are fully vested and outstanding.

(3)
Reflects the dollar amount of grant date fair market value recognized for financial statement reporting purposes for the year ended December 31, 2007, in accordance with SFAS 123(R), and thus includes amounts from awards granted in prior years. As of December 31, 2007, each Director held options to purchase the following shares of Common Stock outstanding: W. Steve Albrecht: 30,000; J. Ralph Atkin: 60,000; Ian M. Cumming: 80,000; Henry J. Eyring: 26,500; Robert G. Sarver: 64,000; Steven F. Udvar-Hazy: 56,000.

SECURITY OWNERSHIP

Security Ownership of Directors and Executive Officers

        The following table sets forth the beneficial ownership of the Common Stock as of March 12, 2007, for each director and nominee for director, each NEO, and by all directors (including nominees) and executive officers of the Company as a group.

Name	Common Stock	Options Exercisable	Unvested Restricted Shares	Total	Beneficial Ownership
Jerry C. Atkin(1)	1,565,376	1,013,284	14,980	2,593,640	4.1%
Bradford R. Rich	21,240	537,867	8,744	567,851	1.0%
Ian M. Cumming	23,126	80,000	0	103,126	*
Russell A. Childs	292	80,229	6,919	87,440	*
Robert G. Sarver	22,126	64,000	0	86,126	*
Bradford R. Holt	826	65,667	6,601	73,094	*
J. Ralph Atkin	7,126	60,000	0	67,126	*
Steven F. Udvar-Hazy	10,726	56,000	0	66,726	*
W. Steve Albrecht	22,126	30,000	0	52,126	*
Henry J. Eyring	6,686	26,500	0	33,186	*
Margaret S. Billson	3,326	0	0	3,326	*
James L. Welch	3,326	0	0	3,326	*
All officers and directors as a group (12 persons)	1,686,302	2,013,547	37,244	3,373,093	5.5%

(1)
Based on 59,009,215 shares outstanding as of March 12, 2008

*
Represents less than 1% of total outstanding shares.

Security Ownership of Certain Beneficial Owners

        As of February 29, 2008, the Company's records and other information available from outside sources indicated that the following shareholders were beneficial owners of more than five percent of the outstanding shares of Common Stock. The information following is as reported in their filings with the Securities and Exchange Commission. The Company is not aware of any other beneficial owner of more than 5% of either class of the Common Stock.

	Amount of Beneficial Ownership
	Common Stock
Name	Shares	Percent of Class
Allianz Global Investors of America LP 800 Newport Center Drive Newport Beach, CA 92600	5,686,047	9.6%
Orbis Holdings LTD 34 Bermudian Road Bermuda	4,481,639	7.6%
AXA 25 Ave Matignon Paris France	3,990,021	6.8%
Dimensional Fund Advisors 1299 Ocean Ave. Santa Monica, CA 90401	3,830,227	6.5%
Barclays Global Investors UK 1 Churchill Place London, E14 5HP	3,778,238	6.4%

PROPOSAL 2

Ratification of Appointment of Ernst & Young LLP
as the Company's Independent Registered Public Accounting Firm (Independent Auditors)

        The Audit Committee recommended and approved the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm (independent auditors) to examine the consolidated financial statements of the Company for the year ending December 31, 2008. The Company is seeking the shareholders' ratification of such action.

        It is expected that representatives of Ernst & Young LLP will attend the meeting and be available to make a statement or respond to appropriate questions.

The Board and the Audit Committee Recommend that Shareholders
Vote FOR the Ratification of Appointment of
Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm (Independent Auditors).

AUDIT & FINANCE COMMITTEE DISCLOSURE

Who served on the Audit and Finance Committee?

        The members of the Audit and Finance Committee as of December 31, 2007 were: W. Steve Albrecht (Chair), Henry J. Eyring, J. Ralph Atkin and Robert G. Sarver. Each member of the Audit and Finance Committee has been determined by the Board to be independent under the rules of the Securities and Exchange Commission and the Nasdaq Stock Market. The Board has determined that W. Steve Albrecht, who served on the Audit and Finance Committee throughout the year ended December 31, 2007, is an "audit committee financial expert" as defined in Item 401(h)(2) of Regulation S-K promulgated under the Exchange Act.

What document governs the activities of the Audit and Finance Committee?

        The Audit Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee's composition and meetings. The Audit Committee charter is available on the Company's Web site at www.SkyWest.com under Investor Relations, and is also available in print, free of charge, upon request. Requests for a printed copy of the Audit Committee charter should be submitted to Eric D. Christensen, Corporate Secretary of the Company, at 444 South River Road, St. George, Utah 84790.

How does the Audit and Finance Committee conduct its meetings?

        During the year ended December 31, 2007, the Audit Committee met with the senior members of the Company's financial management team at each of its four meetings. The Audit and Finance Committee also met with representatives of Ernst & Young ("E&Y"), the Company's independent registered public accounting firm, at each of its meetings and met with representatives of Protiviti, Inc. ("Protiviti"), the Company's principal internal auditor, at several of the meetings. Agendas for the Audit and Finance Committee's meetings are established by the Chair of the Audit and Finance Committee, after consultation with the Company's Chief Financial Officer. At each meeting, the Audit and Finance Committee reviewed and discussed various financial and regulatory issues and a summary of calls received on the Company's anonymous reporting line with respect to fraud, theft, accounting and control matters. The Audit and Finance Committee also had separate, executive sessions from time to time with representatives of E&Y, the Chief Financial Officer, Protiviti and the Company's legal counsel, at which meetings candid discussions of financial management, accounting, internal controls, legal and compliance issues took place. Additionally, the Chair had separate discussions regularly with representatives of E&Y, the Chief Financial Officer, Protiviti and the Company's legal counsel.

Does the Audit and Finance Committee review the periodic reports and other public financial disclosures of the Company?

        The Audit and Finance Committee reviews each of the Company's quarterly and annual reports, including Management's Discussion and Analysis of Financial Condition and Results of Operations. As part of this review, the Audit and Finance Committee discusses the reports with the Company's management and independent registered public accounting firm and considers the audit and review reports prepared by the independent registered public accounting firm about the Company's quarterly and annual reports, as well as related matters such as the quality (and not just the acceptability) of the Company's accounting practices, alternative methods of accounting under GAAP and the preferences of the independent registered public accounting firm in this regard, the Company's critical accounting policies and the clarity and completeness of the Company's financial and other disclosures.

Did the Audit and Finance Committee play any role in connection with the Company's report on internal control?

        The Audit and Finance Committee reviewed management's report on internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules. As part of this review, the Audit and Finance Committee reviewed the bases for management's conclusions in that report and the report of the independent registered public accounting firm on internal control over financial reporting. Throughout the year ended December 31, 2007, the Audit and Finance Committee reviewed management's plan for documenting and testing controls, the results of their documentation and testing, any deficiencies discovered and the resulting remediation of any such deficiencies.

What is the role of the Audit and Finance Committee in connection with the financial statements and controls of the Company?

        Management of the Company has primary responsibility for the financial statements and internal control over financial reporting. The independent registered public accounting firm has responsibility for the integrated audit of the Company's financial statements and internal control over financial reporting. The responsibility of the Audit and Finance Committee is to oversee financial and control matters, among other responsibilities fulfilled by the Audit and Finance Committee under its charter. The Audit and Finance Committee meets regularly with the independent registered public accounting firm, without the presence of management, to ensure candid and constructive discussions about the Company's compliance with accounting standards and best practices among public companies comparable in size and scope to the Company. The Audit and Finance Committee also regularly reviews with its outside advisors material developments in the law and accounting literature that may be pertinent to the Company's financial reporting practices.

Does the Audit and Finance Committee have any policy-making responsibility?

        From time to time, the Audit and Finance Committee establishes certain policies as required by the rules of the Securities and Exchange Commission and the listing standards of the Nasdaq Stock Market. For example, the Audit and Finance Committee has established a policy for the receipt and retention (including on an anonymous basis) of complaints about financial and control matters. The Audit and Finance Committee also has implemented a policy that addresses when the Company may recruit personnel who formerly were employed by the Company's independent registered public accounting firm. In other cases, the Audit and Finance Committee is responsible for overseeing the efficacy of management policies, including compliance with the Code of Ethics and the availability of perquisites.

What matters have members of the Audit and Finance Committee discussed with the independent registered public accounting firm?

        In its meetings with representatives of E&Y, the Audit and Finance Committee asked E&Y to address and discuss their responses to several questions that they believed were particularly relevant to its oversight. These questions included:

  •
  Are there any significant judgments made by management in preparing the financial statements that would have been made differently had E&Y prepared and been responsible for the financial statements?

  •
  Based on E&Y's experience, and their knowledge of the Company, do the Company's financial statements fairly present to investors, with clarity and completeness, the Company's financial position and performance for the reporting period in accordance with U.S. generally accepted accounting principles and Securities and Exchange Commission disclosure requirements?

  •
  Based on E&Y's experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

  •
  During the course of the fiscal year, has E&Y received any communication or discovered any information indicating any improprieties with respect to the Company's accounting and reporting procedures or reports?

        The Audit and Finance Committee has also discussed with E&Y that they are retained by the Audit and Finance Committee and that they must raise any concerns about the Company's financial reporting and procedures directly with the Audit and Finance Committee. Based on these discussions and its discussions with management, the Audit and Finance Committee believes it has a basis for its oversight judgments and for recommending that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

What has the Audit & Finance Committee done with regard to the Company's audited financial statements for the year ended December 31, 2007?

        The Audit and Finance Committee has:

  •
  Reviewed and discussed the audited financial statements with the Company's management; and

  •
  Discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit and Finance Committees, as amended.

Has the Audit and Finance Committee considered the independence of the Company's Independent Registered Public Accounting Firm?

        The Audit and Finance Committee has received from E&Y the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit and Finance Committees, and has discussed with the firm its independence. The Audit and Finance Committee has concluded that E&Y is independent from the Company and its management.

Has the Audit and Finance Committee made a recommendation regarding the audited financial statements for the year ended December 31, 2007?

        Based upon its review and the discussions with management and the Company's independent registered public accounting firm, the Audit and Finance Committee recommended to the Board that the audited consolidated financial statements for the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

Does the Audit and Finance Committee provide a periodic report of its activities to the Board?

        The Audit and Finance Committee provides reports of its activities at each Board meeting.

Has the Audit and Finance Committee reviewed the fees paid to the independent registered public accounting firm during the year ended December 31, 2007?

        The Audit Committee has reviewed and discussed the fees paid to E&Y during the year ended December 31, 2007 for audit, audit-related, tax and other services, which are set forth below under "Fees Paid to Independent Registered Public Accounting Firm." The Audit Committee has determined that the provision of non-audit services is compatible with E&Y's independence.

What is the Company's policy regarding the retention of the Company's Independent Registered Public Accounting Firm?

        The Audit and Finance Committee has adopted a policy regarding the retention of the independent registered public accounting firm that requires pre-approval of all services by the Audit and Finance Committee or the Chair of the Audit and Finance Committee. When services are pre-approved by the Chair of the Audit and Finance Committee, notice of such approvals is given to the other members of the Audit and Finance Committee and presented to the full Audit and Finance Committee at its next scheduled meeting.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

        During the years ended December 31, 2007 and 2006, the Company paid E&Y fees in the aggregate amount of $615,000 and $883,068, respectively, for the annual audit of the Company's financial statements, the quarterly reviews of the Company's financial statements included in its Quarterly Reports on Form 10-Q, audits of the closing balance sheets of certain businesses acquired, and the review of the Company's registration statements.

Audit-Related Fees

        During the years ended December 31, 2007 and 2006, the Company paid E&Y fees in the aggregate amount of $7,265 and $25,250, respectively, for audit-related services which included audits of financial statements of certain employee benefit plans and other entities, audits of certain businesses acquired during the applicable year, and the review of SEC reports and registration materials.

Tax Fees

        During the years ended December 31, 2007 and 2006, the Company paid E&Y fees in the aggregate amount of $0 and $3,000, respectively, for tax services.

All Other Fees

        During the years ended December 31, 2007 and 2006, E&Y did not provide any services to the Company other than those identified above.

REPORT OF THE AUDIT & FINANCE COMMITTEE

        In connection with the financial statements for the year ended December 31, 2007, the Audit and Finance Committee has:

  (1)
  Reviewed and discussed the audited financial statements with management;

  (2)
  Discussed with E&Y, the Company's independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended; and

  (3)
  Received the written disclosure and letter from E&Y regarding the matters required by Independence Standards Board Standard No. 1.

        Based upon these reviews and discussions, the Audit and Finance Committee recommended to the Board at the February 6, 2007 meeting of the Board that the Company's audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission. The Board approved this inclusion.

The Audit & Finance Committee

W. Steve. Albrecht, Chair
J. Ralph Atkin
Henry J. Eyring
Robert G. Sarver

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The Company's executive officers, directors and 10% shareholders are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York and Chicago Stock Exchanges. Copies of these reports must also be furnished to the Company.

        Based solely on a review of copies of reports furnished to the Company, or written representations that no reports were required, the Company believes that during 2007 its executive officers, directors and 10% holders complied with all filing requirements.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS

        If any shareholder intends to present a proposal to be considered for inclusion in the Company's proxy material in connection with the 2008 Annual Meeting of Shareholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8—Shareholder Proposals) and received by the Secretary of the Company on or before October 16, 2008. Shareholder proposals to be presented at the 2008 Annual Meeting of Shareholders which are not to be included in the Company's proxy materials must be received by the Company no earlier than November 15, 2008, nor later than December 17, 2008, in accordance with the procedures in the Company's Bylaws.

OTHER BUSINESS

        The Company's management does not know of any other matter to be presented for action at the Annual Meeting. However, if any other matters should be properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

Eric D. Christensen
 Vice President Planning, Corporate Secretary

St. George, Utah

May 6, 2008

SKYWEST, INC. 444 SOUTH RIVER ROAD ST. GEORGE, UT 84790	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by SkyWest, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SkyWest, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SKYWE1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SKYWEST, INC.

Vote On Directors			For All	Withhold All	For All Except
1.	ELECTION OF DIRECTORS, each to serve until the next annual meeting of shareholders of the Company and until their respective successors shall have been duly elected and shall qualify.		☐	☐	☐	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
Nominees:
	01) JERRY C. ATKIN 02) W. STEVE ALBRECHT 03) J. RALPH ATKIN 04) MARGARET S. BILLSON 05) IAN M. CUMMING	06) HENRY J. EYRING 07) ROBERT G. SARVER 08) STEVEN F. UDVAR-HAZY 09) JAMES WELCH
Vote On Proposal
2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008.						For ☐	Against ☐	Abstain ☐
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

(Please sign below exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer.
If a partnership, please sign in partnership name by authorized person.)
ELECTRONIC ACCESS				Yes	No
Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy, please note that you will continue to receive a proxy card for voting purposes only.				☐	☐
Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10K Wrap are available at www.proxyvote.com.

PROXY
SKYWEST, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Jerry C. Atkin, Bradford R. Rich and Eric D. Christensen, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of Common Stock of SkyWest, Inc., a Utah corporation (the "Company"), held of record by the undersigned on March 12, 2008 at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the SkyWest Corporate Offices, 444 South River Road, St. George, Utah 84790, on Tuesday, May 6, 2008, at 11:00 a.m., local time, or at any adjournment or postponement thereof, upon the matters set forth on the reverse side, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ON THE REVERSE SIDE, FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AND, WITH RESPECT TO OTHER MATTERS PRESENTED AT THE ANNUAL MEETING, IN THE DISCRETION OF THE PROXIES IDENTIFIED HEREIN.

Please complete, sign and date this proxy on the reverse side where indicated
and return it promptly in the accompanying prepaid envelope.